UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2016

PepsiCo, Inc.

(Exact name of registrant

as specified in charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

700 Anderson Hill Road

Purchase, New York 10577

(Address of principal executive offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On October 3, 2016, PepsiCo, Inc. (“PepsiCo”) announced an offering of senior notes (the “October 2016 Notes”). Subject to closing the offering of October 2016 Notes, PepsiCo currently intends to use a portion of the net proceeds therefrom to redeem or cause to be redeemed all or a portion of the outstanding securities of the following series in accordance with the “make whole” redemption provisions applicable thereto:

Title of Security	Issuer	Principal Amount Outstanding	CUSIP No.

7.90% Senior Notes due November 1, 2018 (the “2018 Notes”)	PepsiCo, Inc.	$1.5 billion	713448 BJ6

5.125% Senior Notes due January 15, 2019 (the “2019 Notes”)	Bottling Group, LLC	$750.0 million	10138M AK1

PepsiCo intends to announce the principal amounts of 2018 Notes and 2019 Notes that it expects to redeem in the free writing prospectus that PepsiCo will file with the Securities and Exchange Commission relating to the October 2016 Notes offering.

The information in this Current Report on Form 8-K does not constitute a notice of redemption for the 2018 Notes or the 2019 Notes under their respective indentures. No assurance is given that a notice of redemption for the 2018 Notes or the 2019 Notes will be given or that the 2018 Notes or the 2019 Notes will be redeemed.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” including about our anticipated receipt of the proceeds from the issuance of the October 2016 Notes and our use of a portion of such proceeds to redeem the 2018 Notes and the 2019 Notes, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “expect,” “intend,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: the failure of our offering of October 2016 Notes to close in whole or in part, resulting in our not receiving sufficient proceeds therefrom to fund the redemption of the 2018 Notes or the 2019 Notes; changes in demand for PepsiCo’s products, as a result of changes in consumer preferences, increased taxes on our products or otherwise; changes in, or failure to comply with, applicable laws and regulations; imposition by any jurisdiction (within or outside the U.S.) of new or increased taxes or other measures that impact our products and the timing thereof; imposition of new or increased taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; business disruptions; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; changes in estimates and underlying assumptions regarding future performance that could result in an impairment charge; PepsiCo’s ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against, or effectively respond to, cyber attacks or other cyber incidents or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates; potential impacts of climate change or water scarcity, or legal, regulatory or market measures to address climate change or water scarcity; failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages; infringement of intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: October 3, 2016	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law and
Deputy Corporate Secretary